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EXHIBIT 3.36

ARTICLES OF INCORPORATION

OF

HUNTSMAN HEADQUARTERS CORPORATION

        The undersigned person, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

The name of this corporation (the "Corporation") is

Huntsman Headquarters Corporation.

ARTICLE II

PURPOSES AND POWERS

        The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the Act.

        The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the Act. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE III

AUTHORIZED SHARES

        The aggregate number of shares which the Corporation shall have authority to issue is Fifty Thousand (50,000) shares of common stock. All voting rights of the Corporation shall be exercised by the holders of the common stock and the holders of the common stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the common stock shall be fully paid and nonassessable.

ARTICLE IV

REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the Corporation is 2000 Eagle Gate Tower, Salt Lake City, Utah 84111-1098, and the name of its initial registered agent at such address is Elizabeth A. Whitsett.

ARTICLE V

LIMITATION ON LIABILITY

        Within the meaning of and in accordance with Section 841 of the Act:

          1.     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this Article V.

          2.     The limitation of liability contemplated in this Article V shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 842 of the Act, or (d) an intentional violation of criminal law.

          3.     Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          4.     Without limitation, this Article V shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Act, as the same exists or may hereafter be amended, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

ARTICLE VI

INCORPORATOR

        The name and address of the incorporator is as follows:

Name	Address
Van Cott, Bagley, Cornwall & McCarthy	50 South Main Street Suite 1600 Salt Lake City, Utah 84144

        IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 28 day of March, 1994.

Incorporator:	Van Cott, Bagley, Cornwall & McCarthy, a Utah professional corporation
	By	/s/ RONALD G. MOFFITT Ronald G. Moffitt

ACKNOWLEDGEMENT OF REGISTERED AGENT

        The undersigned, Elizabeth A. Whitsett hereby acknowledges that she has been named as registered agent of Huntsman Headquarters Corporation, a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.

/s/ ELIZABETH A. WHITSETT Elizabeth A. Whitsett, Registered Agent

MAILING ADRESS

        If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the said Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

                      Huntsman Headquarters Corporation
                      2000 Eagle Gate Tower
                      Salt Lake City, Utah 84111-1098
                      Attention: Elizabeth A. Whitsett

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ARTICLES OF INCORPORATION OF HUNTSMAN HEADQUARTERS CORPORATION
ARTICLE I NAME The name of this corporation (the "Corporation") is Huntsman Headquarters Corporation.
ARTICLE II PURPOSES AND POWERS
ARTICLE III AUTHORIZED SHARES
ARTICLE IV REGISTERED OFFICE AND AGENT
ARTICLE V LIMITATION ON LIABILITY
ARTICLE VI INCORPORATOR
ACKNOWLEDGEMENT OF REGISTERED AGENT
MAILING ADRESS